Exhibit 3.23(c)

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

OPPORTUNITY CONCRETE CORPORATION

(After acceptance of subscription to shares)

To:	Department of Consumer and Regulatory Affairs
District of Columbia

Pursuant to the provisions of Title 29, Chapter 3 of the District of Columbia Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

FIRST: The name of the corporation is Opportunity Concrete Corporation.

SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on October 9, 2001 in the manner prescribed by the Code of Laws of the District of Columbia.

“The first article of such Articles of Incorporation shall be deleted in its entirety and replaced with the following:

‘FIRST: The name of the corporation is Superior Concrete Materials, Inc.’”

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,000 and the number of shares entitled to vote thereon was 1,000.

FOURTH.: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares
common	1,000

FIFTH: The number of shares voted for such amendment was 1,000, and the number of shares voted against such amendment was 0.

SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was

Class	Number of Shares Voted
	For	Against

NONE.

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

NO CHANGE.

EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, or paid in surplus, or both, and the amount of stated capital and the amount of paid in surplus as changed by such amendment, are as follows:

NONE.

Date October 9, 2001.

OPPORTUNITY CONCRETE COMPANY
(Corporate Seal)

	By:	/s/ Donald Wayne

Donald Wayne, Vice President

Attest:

/s/ Stephanie Schweigart

Stephanie Schweigart, Assistant Secretary